Date: March 30, 2011	Media Contact:
Renée Amellio
732-938-1144
ramellio@njresources.com

Investor Contact:
Dennis Puma
732-938-1229
dpuma@njresources.com

BPU APPROVES CONTINUATION OF NJNG'S ACCELERATED INFRASTRUCTURE PROGRAM TO STRENGTHEN NEW JERSEY'S ECONOMY

WALL, N.J. - New Jersey Natural Gas (NJNG) today received approval from the New Jersey Board of Public Utilities (BPU) to continue its Accelerated Infrastructure Program (AIP II) to accelerate previously planned capital expenditures designed to ensure safety, integrity and reliability of NJNG's delivery system, and support economic development and job growth in the state.

“Today's current economic conditions continue to pose challenges for New Jersey and its residents” said Laurence M. Downes, chairman and CEO of NJNG. “Our ability to invest in infrastructure projects enhances our system while creating jobs for New Jersey workers and stimulates the state's economy.”
In support of Governor Chris Christie's objective to rebuild New Jersey's economy and improve the state's climate for growth, NJNG has identified nine projects in Monmouth, Ocean and Morris counties for inclusion in the AIP II, which have significant economic impact. These capital improvement projects include main replacements, system reinforcements and expansions that are expected to improve the safety and reliability of NJNG's distribution system and contribute to job growth. In fact, based upon the results of recent studies conducted by the Rutgers University Bloustein School of Planning and Public Policy, it is projected that the program could create 490 direct and indirect jobs, as well as generate $29 million in wages, salaries and proprietor's income and $38 million in gross state product.
The BPU approved the first AIP in April 2009, which included 14 capital projects. To date, six projects have been completed, with total completion expected late summer 2011. Work associated with AIP II will commence no later than December 31, 2011 and is expected to be completed by October 31, 2012. Estimated construction costs for these projects are valued at approximately $60.15 million, which can be recovered through rate adjustments over the next two years. NJNG will submit a filing to the BPU in June 2011 and October 2012, seeking recovery for associated capital investment costs in its rates. Any rate change will be effective October 2011 and January 2013, respectively. For the typical customer, it is estimated that the
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total rate adjustment resulting from the AIP II will be approximately 1 percent. Customers will not see any change in their bill as a result of the AIP II before October 2011.

Following are highlights of NJNG Capital Investment Projects.

Monmouth County

Project: Holmdel Line Replacement
Estimated Cost: $18.0 million
Description: Replacement of 8 miles of 10-inch steel transmission pipeline (vintage 1960s) with 16-inch main to increase supplier diversity and improve reliability of the Monmouth County system. The replacement pipeline runs from Route 36, Hazlet Township, and continues south primarily along Laurel Avenue, Holland Road and Holmdel Road, then ending at Route 520, Holmdel Township, Monmouth County.
Estimated Start Date:     Fall 2011
Estimated Complete Date:    Fall 2012

Project: Monmouth County Reinforcement Project
Estimated Cost: $4.1 million
Description: Replacement of approximately 1.5 miles of an existing 8-inch steel line with a 12-inch steel line to improve system pressure and reliability of service to southeastern Monmouth County. The existing main was installed in 1965.
Seven Bridges Road Replacement: Replacement of approximately 1.4 miles of an existing 6-inch and 8-inch steel distribution main and associated services with a 12-inch steel line to improve system pressure and reliability to the peninsula area of Little Silver, Fair Haven and Rumson. The existing main was installed in sections in 1958, 1962 and 1968. The main line runs in segments on Seven Bridges Road, from Rumson Road to Little Silver Point Road, Little Silver Borough; and from Silverside Avenue, Little Silver, to Monmouth Boulevard, Oceanport Borough; and on Myrtle Avenue from Port-Au-Peck Avenue through Monmouth Park, ending at McClellan Street, Oceanport Borough.
Shafto Road Reinforcement Loop: Installation of approximately 2 miles of an 8-inch plastic distribution main. The main runs along Shafto Road, Tinton Falls, just south of Wardell Road then continues south to Route 34, Wall Township, Monmouth County, to back feed and reinforce the existing system -- connecting two systems and improving low system pressures in the area.
Estimated Start Date:    Summer 2011
Estimated Complete Date:    Spring 2012

Project: Old Mill Road / 18th Avenue Area Replacement Project
Estimated Cost: $2.35 million
Description: Replacement of approximately 3 miles of a 12-inch, 8-inch, 6-inch and 3-inch bare steel distribution main and associated services with 12-inch steel and 8-inch and 4-inch plastic due to age and maintenance concerns. The existing bare steel main was installed between 1928 and 1932. The replacement mains and services will include Old Mill Road from Route 138, Wall Township, to Allaire Road, Spring Lake Heights Borough; on 18 Avenue from New

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Bedford Road to M Street, Wall Township; and Marconi Road from Route 138 to Belmar Boulevard, Wall Township, Monmouth County.
Estimated Start Date:     Summer 2011
Estimated Complete Date:     Spring 2012

Morris County

Project: Morris County Reinforcement Project
Estimated Cost: $10.45 million
Description:
Route 46 Replacement: Replacement of approximately 3.0 miles of 6-inch steel distribution main and associated services with a 12-inch steel (vintage 1950s) to improve pressure in the existing system. The pipeline runs from our interstate supply line on Vail Road, west along Route 46 to just west of Parsippany Boulevard, Parsippany-Troy Hills Township, Morris County.
Thatcher Line Extension - Extension of the 12-inch steel trunk system main for approximately 2.4 miles for improved supplier diversity and pressure reinforcement to the existing backbone system. The extension begins at the current end of the Thatcher Line at Washington Street and North Main Street, Wharton Borough, and runs west along West Pine Street, West Central Avenue and West Dewey Avenue to Berkshire Valley Road, ending at the Roxbury regulator station.
Lake Hiawatha Reinforcement Loop - Installation of approximately 2.5 miles of 6-inch and 4-inch plastic distribution main to loop the Lake Hiawatha area within the Parsippany distribution system and improve overall pressure and reliability in area systems. Primary segment follows Lake Shore Drive from Vail Road north onto River Road to Oneida Avenue, ending at North Beverwyck Road. A secondary segment is on Lake Shore Drive and Greenbank Road from north of Tories Lane southeast to Hiawatha Boulevard at Roosevelt Avenue.
Estimated Start Date:    Summer 2011
Estimated Complete Date:    Summer 2012

Ocean County

Project: Whiting System Loop / Extension Project
Estimated Cost: $1.9 million
Description: Installation of 4.7 miles of 6-inch and 8-inch plastic pipe to ensure adequate gas supply and reliability within a current one-way feed system. The proposed 8-inch main runs along Wranglebrook Road from Manchester Boulevard east to Schoolhouse Road then south, ending at Route 530. The proposed 6-inch main runs from Route 539 along Harry Wright Boulevard, Elizabeth Avenue, Pershing Avenue and Lake Avenue to Lacey Road.
Estimated Start Date:    Spring 2011
Estimated Complete Date:    Spring 2012

Integrity Support Projects

Project: Unprotected Steel and Cast Iron Main Replacement
Estimated Cost: $14 million
Description: Replacement of approximately 20 miles of bare steel, wrought iron, cast iron and steel distribution main and associated services with plastic due to age and maintenance concerns.

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Project includes facilities throughout Asbury Park, Neptune, Neptune City, Interlaken, and Ocean in Monmouth County, and Pine Beach, Ocean Gate, Beachwood and Berkeley in Ocean County.
Estimated Start Date:     Summer 2011
Estimated Complete Date:    Summer 2012

Project: Regulator Station Replacement / Expansion Project
Estimated Cost: $5.75 million
Description: Replacement of 12 distribution regulator stations due to age to improve capacity and ensure system reliability throughout Monmouth, Ocean and Morris counties. The project includes the replacement and relocation of the existing Marlboro regulator station and the expansion of the Roxbury Station.
Estimated Start Date:    Spring 2011
Estimated Complete Date:    Summer 2012

Project: Remote Control Valve Installations / Telemetry System Improvements
Estimated Cost: $2.0 million
Description: Installation of remote control valve actuators at multiple sites along the existing Jamesburg, Tennessee, Route 34 transmission systems and Englishtown station, including remote control/battery charging equipment and valve installations to improve response and make-safe times in the event of an incident within the system.
Estimated Start Date:    Summer 2011
Estimated Complete Date:    Summer 2012

Project: In-Line Inspection Equipment Installation
Estimated Cost: $1.6 million
Description: Installation of transmission in-line inspection equipment on the 20-inch Lakewood, 20-inch Oyster Creek and 12-inch Lakehurst pipelines, as well as the Monmouth-Ocean and Whitesville Valve Sites to allow for use of future “smart pig” technology.
Estimated Start Date:    Summer 2011
Estimated Complete Date:    Summer 2012

New Jersey Natural Gas (NJNG) is the principal subsidiary of New Jersey Resources (NYSE: NJR), a Fortune 1000 company. NJNG serves more than 493,000 customers in New Jersey's Monmouth, Ocean, Middlesex and Morris counties. This service area's demographics and quality of life contribute greatly to NJNG's growth. NJNG's progress is a tribute to the dedicated employees who have shared their expertise and focus on quality through more than 50 years of serving customers and the community to make the company a leader in the competitive energy marketplace. For more information, visit NJNG's Web site at www.njng.com.

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